Exhibit 99.1

Ethan Allen Provides Business Updates, Increases Share Repurchase Authorization and Announces Earnings Release Date for Fiscal 2020 Second Quarter Results

DANBURY, CT – January 13, 2020 (GLOBE NEWSWIRE) – Ethan Allen Interiors Inc. (“Ethan Allen” or “the Company”) (NYSE:ETH) provided several updates on its business today.

Preliminary Results for the Fiscal 2020 Second Quarter - the Company expects to report the following:

●	Consolidated net sales of $175 million

●	GAAP diluted EPS in the range of $0.24 to $0.26

●	Adjusted diluted EPS in the range of $0.25 to $0.27

●	Regular quarterly dividends paid of $5.6 million

●	Cash on hand of $28.3 million as of December 31, 2019 and no debt

●	Repurchased 2.1% of the Company’s outstanding shares during the second quarter, representing a total of 545,727 shares

●	The Company’s Board of Directors increased the share repurchase authorization to three million shares

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with the favorable customer response to the Ethan Allen Member Program, which we launched in October 2019. As we mentioned when we launched the program, we expected sales and operating income to be negatively impacted during the transition period as we move from a promotional to membership model, providing our clients an improved customer experience through everyday savings.”

“While our wholesale orders, which reflects sales through all our channels, decreased 22% from a year ago, we realized sequential improvement in orders each month during the second quarter, with October reflecting a decrease to the prior year, November reflecting a lesser decrease and December orders increasing year over year,” Mr. Kathwari continued.

“We are pleased that our unique vertical structure continues to provide strong operating leverage to allow us to consistently return value to our shareholders through our regular quarterly dividend, periodic special cash dividends and share repurchases. During our second quarter we paid $5.6 million in cash dividends and repurchased 545,727 shares, representing 2.1% of our outstanding shares.”

Mr. Kathwari concluded, “For our third quarter, as the Member Program continues to gain momentum, we have a strong marketing program planned, starting with a direct mail magazine being distributed this month to 2.5 million households. This will be supported by various other marketing channels including local television in select markets and digital and social marketing. I am also pleased to announce that Rodney Hutton has recently joined Ethan Allen as our Chief Marketing Officer. Rodney brings a strong marketing and brand building background having previously held senior marketing leadership roles in a number of leading enterprises including Karl Lagerfeld, Ann Klein, Ralph Lauren and Giorgio Armani.”

Fiscal Second Quarter Analyst Conference Call

The Company also announced it will release its financial results for the fiscal 2020 second quarter ended December 31, 2019, after the market closes on Tuesday, February 4, 2020. Following the release, the Company will host an analyst conference call at 5 PM (Eastern Time) to discuss its financial results. The analyst conference call will be webcast from the "Events and Presentations" page at http://www.ethanallen.com/investors. To access the conference call, dial 844-822-0103 (or 614-999-9166 for international participants), and enter conference ID 3862646. For those unable to listen live, an archived recording of the call will be made available on the Company's website for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 design centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants in the United States plus two plants in Mexico and one in Honduras. Approximately 75% of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor/Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

In this press release the Company has included financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company computes the non-GAAP financial measure of adjusted diluted EPS by adjusting the GAAP diluted EPS to remove the impact of certain charges and gains and the related tax effect of these adjustments. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial measure presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this press release by use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may,” “continue,” “project,” “target,” “outlook," "forecast," “guidance," and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to: a volatile retail environment and changing economic conditions may further adversely affect consumer demand and spending; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; disruptions of supply chain; changes in United States trade and tax policy; competition from overseas manufacturers and domestic retailers; failure to successfully anticipate or respond to changes in consumer tastes and trends in a timely manner; ability to maintain and enhance the Ethan Allen brand, marketing and advertising efforts and pricing strategies; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environment, health and safety requirements; the use of emerging technologies as well as unanticipated changes in the pricing and other practices of competitors; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; product recalls or product safety concerns; cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; loss of key personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted as a result of conditions outside of the Company’s control; its ability to locate new design center sites and/or negotiate favorable lease terms for additional design centers or for the expansion of existing design centers; materially adverse changes to fiscal and tax policies; its operations present hazards and risks which may not be fully covered by insurance; and possible failure to protect its intellectual property.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this press release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.